UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2011 (October 27, 2011)

Princeton National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20050	36-3210283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

606 South Main Street Princeton, Illinois		61356
(Address of Principal Mr. Ogaard Offices)		(Zip Code)

Registrant’s telephone number, including area code (815) 875-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2011, Princeton National Bancorp, Inc. (the “Company”) entered into a Written Agreement with the Federal Reserve Bank (the “FRB”). Pursuant to the Written Agreement, the Company has agreed to take certain actions and operate in compliance with the Written Agreement’s provisions during its term.

Under the terms of the Written Agreement, the Company is required to, among other things: (i) serve as a source of strength to the Bank, including taking steps to ensure that the Bank complies with the Consent Order entered into with the OCC on September 20, 2011, and any other supervisory action taken by the Bank’s federal regulator; (ii) refrain from declaring or paying any dividend, or taking dividends or other payments representing a reduction in the Bank’s capital, each without the prior written consent of the FRB and the Director of the Division of Banking Supervision and Regulation (the “Director”) of the Board of Governors of the Federal Reserve System; (iii) refrain from making any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior approval of the FRB and the Director; (iv) refrain from incurring, increasing or guaranteeing any debt, and from purchasing or redeeming any shares of its capital stock, each without the prior approval of the FRB; (v) provide the FRB with a written plan to maintain sufficient capital at the Company on a consolidated basis; (vi) provide the FRB with a projection of the Company’s planned sources and uses of cash; (vii) comply with certain regulatory notice provisions pertaining to the appointment of any new director or senior executive officer, or the changing of responsibilities of any senior executive officer; and (viii) comply with certain regulatory restrictions on indemnification and severance payments. The Company is also required to submit certain reports to the FRB with respect to the foregoing requirements.

The Company has taken steps to address the issues raised in the Written Agreement and intends to fully comply with the requirements set forth therein.

The foregoing description is qualified in its entirety by reference to the Written Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1 Written Agreement with the Federal Reserve Bank of Chicago

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCETON NATIONAL BANCORP, INC. (Registrant)

	By:	/s/ Thomas D. Ogaard
Thomas D. Ogaard, President and
Chief Executive Officer

Dated: November 2, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Written Agreement with the Federal Reserve Bank of Chicago

4